Exhibit 10.19
LEASE MODIFICATION AGREEMENT
     THIS LEASE MODIFICATION AGREEMENT (this “Agreement”) is made and entered into to be effective as of the 1st day of March, 2007, by and between BROOKS PROPERTIES I, LLC, a Delaware limited liability company (“Landlord”), and EFTC OPERATING CORP., a Delaware corporation (“Tenant”).
     WHEREAS, Brooks, LLC, as landlord, and EFTC Corporation, a Colorado corporation, as tenant, entered into that certain Lease Agreement dated April [the exact day is left blank], 2001, as amended (collectively, the “Lease”), covering the Leased Premises located at 104 Glenn Street, Lawrence, MA;
     WHEREAS, EFTC Corporation, a Colorado corporation, changed its name to EFTC Operating Corporation;
     WHEREAS, effective March 7, 2002, EFTC Operating Corporation, a Colorado corporation, merged with and into EFTC Operating Corp., a Delaware corporation;
     WHEREAS, Landlord is now the owner and holder of the landlord’s right, title and interest under the Lease, and Tenant is now the owner and holder of the tenant’s right, title and interest under the Lease;
WHEREAS, the term of the Lease expires on March 31, 2011 (the “Expiration Date”); and
     WHEREAS, Landlord and Tenant mutually desire to modify the Lease prior to the Expiration Date, subject to and upon the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties contained herein, the parties hereby agree as follows:
     1. Vacated Premises; Newly Occupied Premises. On or before the Completion Date (as that term is defined in Section 3 below), Tenant will vacate fifty six thousand three hundred twenty five square feet (56,325) of the Premises (the “Vacated Premises”) and continue to occupy sixteen thousand six hundred seventy five (16,675) square feet of the Premises (the “Newly Occupied Premises”). The Newly Occupied Premises are shown as “A” in Exhibit A and the Vacated Premises are shown as “B” in Exhibit A. Upon vacating the Vacated Premises, Tenant’s obligations, duties and liabilities with respect to the Vacated Premises shall terminate. From and after March 1, 2007, Tenant shall not be obligated to pay base rent or additional rent with respect to the Vacated Premises. From and after March 1, 2007, monthly base rent for the Newly Occupied Premises shall be $12,849.00, subject to adjustment in base rent, if any, as expressly provided in the Lease. Effective as of March 1, 2007, Tenant’s adjusted Pro Rata Share (relative to the leasing of the Newly Occupied Premises) shall be 8.10%.

     2. Modification of Lease; Lease Modification Payment. The Lease shall be modified as of March 1, 2007, subject to the terms of this Agreement. Tenant shall pay to Landlord an amount equal to $1,080,205 in consideration for Landlord’s agreement to modify the Lease (the “Lease Modification Payment”). On February 27, 2007, Tenant paid $56,250.00 for March 2007 rent pursuant to the Lease. Landlord agrees to allocate $43,401.00 of this payment to reduce the Lease Modification Payment, resulting in a net payment to Landlord of $1,036,804.00. The net Lease Modification Payment is due no later than April 2, 2007, and in the event Tenant fails to pay the net Lease Modification Payment by such date, this Lease Modification Agreement and the agreements contained herein shall be null and void as if the Lease were never modified.
     3. Improvements. Tenant will pay for the Improvements and costs required to demise Tenant’s Newly Occupied Premises. A description of those improvements and a summary of those costs is included as Exhibit B. Landlord will allow Tenant to utilize a portion of the Vacated Premises (at no charge to Tenant) for the purpose of minimizing disruption to Tenant’s manufacturing operations during the construction of such improvements. The date when regulatory approvals are obtained to occupy the Newly Occupied Premises is referred to herein as the “Completion Date.”
     4. Removal of Tenant’s Property; Repair of Damage. Within ten (10) days of the Completion Date, Tenant shall remove all of Tenant’s furniture, equipment, trade fixtures and inventory from the Vacated Premises and repair any material damage to the Vacated Premises including that caused by Tenant’s removal of its furniture, equipment, trade fixtures and inventory (it being the understanding of the parties that Tenant shall not be required to repair minor damages to the Leased Premises, including dents, nail holes, scrapes and scratches).
     5. Additional Rent. Notwithstanding anything in this Agreement to the contrary, Tenant (to the extent of any deficiencies) and Landlord (to the extent of any overpayments) shall remain liable for all year-end adjustments relative to the calendar year ending December 31, 2006, as provided in Sections 7.4 and 7.5 of the Lease, with respect to Tenant’s Pro Rata Share of Operating Costs and insurance costs, which obligations shall survive the termination of the Lease. Such adjustments shall be paid at the time, in the manner and otherwise in accordance with the terms of the Lease, unless otherwise specified herein. Any refunds resulting from Tenant’s reduction, protest or refund proceedings under Section 7.2 of the Lease shall belong to Tenant, which shall survive the termination of the Lease.
     6. Defined Terms. Any capitalized term not defined herein shall have the meaning assigned to it in the Lease.
     7. Entire Agreement. This Agreement contains all of the agreements of the parties hereto with respect to the subject matter hereof and no prior agreement, understanding, or representation pertaining to any such matter shall be effective for any purpose. No provision of the Lease or this Agreement may be amended or added to except by an express agreement in writing signed by the parties hereto or their respective successors in interest.

     8. Counterparts. For convenience of the parties hereto, this Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.
     9. Invalidity. If any covenant, condition, or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition, or provision shall not in any way affect any other covenant, condition, or provision herein contained.
     10. Binding Contract. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their transferees, representative, successors and assigns.
     11. Authority. Tenant represents to Landlord as follows: Tenant has full right and authority to enter into this Agreement; Tenant’s execution of this Agreement does not result in the violation of any law or the breach of any agreement to which Tenant may be bound; and upon execution by Tenant and Landlord, this Agreement shall be an enforceable agreement binding upon Tenant in accordance with the terms hereof. Landlord represents to Tenant as follows: Landlord has full right and authority to enter into this Agreement; Landlord’s execution of this Agreement does not result in the violation of any law or the breach of any agreement to which Landlord may be bound; and upon execution by Tenant and Landlord, this Agreement shall be an enforceable agreement binding upon Landlord in accordance with the terms hereof.
     12. Governing Law. This Agreement and the rights and duties of the parties hereto shall be controlled by and interpreted in accordance with the laws of the State in which the Leased Premises are located.
     13. Security Deposit. Landlord will return a portion of the Security Deposit in the amount of $26,540.00 to Tenant no later than 30 days after the occurrence of the Completion Date provided that any repairs required to be made by Tenant have been made.
     14. Representations. As of the date of this Agreement, neither Landlord nor Tenant are in breach or default of any of their respective duties or obligations under the Lease. As of the date of this Agreement, Landlord owns the Property and the Leased Premises, and Landlord is not prohibited from entering into this Agreement or from modifying the Lease. Landlord hereby confirms that Landlord holds no liens or security interests in any of Tenant’s property, equipment or inventory. Without limiting the foregoing, Landlord hereby confirms that Tenant has paid Base Rent and Additional Rent under the Lease through and including March 31, 2007.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the date first above written.

LANDLORD:
BROOKS PROPERTIES I, LLC, a Delaware limited liability company
By: /s/ Joseph Friedman
Name: Joseph Friedman
Title: Authorized Agent
TENANT:
EFTC OPERATING CORP., a Delaware corporation
By: /s/ James A. Doran
Name: James A. Doran
Title: Treasurer

4